EXHIBIT 99.1

Earnings Press Release dated July 17, 2008

                    NEWS RELEASE

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
Jared.Shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
Brent.DiGiorgio@peoples.com

FOR IMMEDIATE RELEASE

JULY 17, 2008

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER EARNINGS OF $43 MILLION OR $0.13 PER SHARE

Quarter Characterized by Solid Asset Quality and Strong Capital Position

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $43.0 million, or $0.13 per share, for the second quarter of 2008, compared to $13.5 million, or $0.05 per share, for the second quarter of 2007. The prior year quarter’s results included the $60 million contribution to The People’s United Community Foundation, which had the effect of reducing net income by $39.6 million, or $0.13 per share. Earnings for the second quarter of 2008 reflect continued low levels of net loan charge-offs and a partial benefit from previously announced cost-reduction initiatives. Additionally, as expected, there was continued margin pressure given the interest rate cuts by the Federal Reserve Bank earlier this year and the temporary investment of the company’s significant excess capital in low-yielding short-term investments.

People’s United Financial completed its acquisition of Chittenden Corporation on January 1, 2008. Accordingly, People’s United Financial’s second quarter 2007 results do not include the results of Chittenden Corporation.

For the second quarter of 2008, return on average tangible assets was 0.91 percent and return on average tangible stockholders’ equity was 4.7 percent, compared to 0.41 percent and 1.4 percent, respectively, for the year-ago quarter.

The Board of Directors of People’s United Financial declared a $0.15 per share quarterly dividend, payable August 15, 2008 to shareholders of record on August 1, 2008. Based on the closing stock price on July 16, 2008, the dividend yield on People’s United Financial common stock is 3.8 percent.

President and Chief Executive Officer, Philip R. Sherringham stated, “While our results this quarter continue to be negatively impacted by the interest rate cuts initiated by the Federal Reserve Bank, we take great comfort in our fortress balance sheet, and remain focused on our commercial and retail banking strategy. The reduced level of interest income recorded this quarter directly reflects the lower absolute rate earned on federal funds, and is due to our deliberate decision to value the security of our excess capital investment over the potential to increase near-term earnings at the risk of future impairment.”

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Sherringham added, “Continued margin compression was expected this quarter given the asset sensitive position of our balance sheet. The net interest margin was down 11 basis points from the first quarter primarily as a result of the dramatic actions taken by the Federal Reserve Bank during 2008. We would also note that the rate of margin compression has slowed substantially since the Federal Reserve Bank first initiated its series of interest rate cuts in late 2007.”

At June 30, 2008, non-performing assets totaled $86.4 million, a $19.4 million increase from March 31, 2008. Non-performing assets equaled 0.60 percent of total loans, REO and repossessed assets, compared to 0.46 percent at March 31, 2008. The allowance for loan losses as a percentage of total loans was 1.06 percent at June 30, 2008 compared to 1.05 percent at March 31, 2008.

Second quarter net loan charge-offs totaled $2.4 million compared to $2.8 million in the first quarter of 2008. Net loan charge-offs as a percent of average loans on an annualized basis were 0.07 percent in the second quarter of 2008 compared to 0.08 percent in this year’s first quarter. The level of the allowance for loan losses is unchanged from March 31, 2008.

Commenting on asset quality, Sherringham stated, “While we expect the level of non-performing assets to fluctuate in response to changing economic and market conditions, we remain comfortable with the current levels and have not seen any pervasive weakness in any sector of the loan portfolio. This quarter saw an increase in non-performing assets, primarily due to three commercial relationships in the northern New England portfolio totaling $13 million.”

Sherringham continued, “However, the ratio of non-performing loans to total loans was 0.58 percent at June 30, 2008, net loan charge-offs remain extremely low and the ratio of the allowance for loan losses to total loans increased slightly. We feel that the loan portfolio continues to benefit from our stringent underwriting standards, and we have made sure that those standards are now in effect throughout the former Chittenden franchise.”

Sherringham concluded, “We feel the best use of our capital is to have the patience to find and execute a well priced acquisition that will best enhance the long-term profitability of the company. Therefore, we do not feel under pressure to immediately deploy the excess capital in either a poorly priced deal or an aggressive stock buyback. However, we are committed to a strong dividend policy and feel that continues to be an appropriate avenue to enhance shareholder returns. Our balance sheet continues to be funded primarily by deposits and stockholders’ equity. Given the many challenges of today’s environment, the strength of our capital and liquidity positions, asset quality and earnings set us apart from most in the industry.”

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Conference Call

On July 18, 2008, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency ratio. Management believes this non-GAAP financial measure provides information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) to net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an item of income or expense to be nonrecurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

2Q 2008 Financial Highlights

Summary

•	Net income totaled $43.0 million, or $0.13 per share.

•	Net interest income on a fully taxable equivalent basis totaled $157.9 million.

•	Net interest margin declined 11 basis points from 1Q08 to 3.56%.

•	Provision for loan losses totaled $2.4 million.

•	Net loan charge-offs totaled $2.4 million in 2Q08 compared to $2.8 million in 1Q08.

•	The allowance for loan losses of $151.7 million remained unchanged from March 31, 2008.

•	Non-interest income totaled $73.4 million.

•	Non-interest expense totaled $162.9 million.

•	Effective income tax rate was 34.0%.

Commercial Banking

•	Average commercial banking loans increased $148 million from 1Q08 to $8.8 billion.

•	Commercial banking non-performing assets totaled $64.2 million.

•	The ratio of commercial banking non-performing loans to total commercial banking loans was 0.70% at June 30, 2008.

•	Net loan charge-offs totaled $1.4 million, or 0.06% annualized, of average commercial banking loans.

Retail & Small Business Banking

•	Average residential mortgage loans totaled $3.6 billion.

•	Average home equity loans totaled $1.7 billion.

•	Average indirect installment loans averaged $0.2 billion.

•	Home equity net loan charge-offs totaled $0.2 million, or 0.05% annualized, of average home equity loans.

•	Indirect installment net loan charge-offs totaled $0.3 million, or 0.57% annualized, of average indirect installment loans.

Treasury

•	Average short-term investments totaled $2.4 billion.

•	Average securities totaled $0.9 billion.

•	Average short-term investments and securities represented 19% of average earning assets.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

People’s United Financial, a diversified financial services company with $20 billion in assets, provides consumer and commercial banking services through a network of more than 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

###

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial, Inc. acquired Chittenden Corporation on January 1, 2008. The acquisition was accounted for using the purchase method of accounting. Accordingly, financial data for periods prior to the acquisition date do not include Chittenden Corporation.

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Operating Data:
Net interest income	$157.0	$166.3	$125.0	$134.3	$132.0
Provision for loan losses (1)	2.4	8.3	2.9	2.5	1.8
Non-interest income	73.4	82.3	46.1	50.2	45.5
Non-interest expense (2)	162.9	219.2	100.0	95.5	155.7
Income from continuing operations	43.0	15.1	45.7	57.3	13.1
Income from discontinued operations	—	—	0.3	0.3	0.4
Net income	43.0	15.1	46.0	57.6	13.5
Selected Statistical Data:
Net interest margin (3)	3.56%	3.67%	4.01%	4.28%	4.23%
Return on average assets (3)	0.84	0.29	1.37	1.70	0.40
Return on average tangible assets (3)	0.91	0.31	1.38	1.72	0.41
Return on average stockholders’ equity (3)	3.3	1.2	4.1	5.1	1.4
Return on average tangible stockholders’ equity (3)	4.7	1.6	4.2	5.2	1.4
Efficiency ratio	66.3	65.0	57.4	52.8	53.3
Per Common Share Data:
Diluted earnings per share	$0.13	$0.05	$0.16	$0.20	$0.05
Dividends paid per share	0.15	0.13	0.13	0.13	0.13
Dividend payout ratio	116.1%	293.0%	83.2%	67.2%	286.4%
Book value (end of period)	$15.63	$15.70	$15.43	$15.59	$15.50
Tangible book value (end of period)	11.00	11.08	15.07	15.23	15.14
Stock price:
High	18.52	18.25	18.60	18.62	21.38
Low	15.52	14.29	15.83	14.78	17.56
Close (end of period)	15.60	17.31	17.80	17.28	17.73
Average diluted common shares outstanding (in millions)	330.00	329.20	286.60	290.84	292.38

(1)	Includes a $4.5 million provision for the three months ended March 31, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.

(2)	Includes merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the three months ended March 31, 2008 and a $60.0 million contribution to The People’s United Community Foundation for the three months ended June 30, 2007.

(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Six Months Ended
(dollars in millions, except per share data)	June 30, 2008	June 30, 2007
Operating Data:
Net interest income	$323.3	$227.3
Provision for loan losses (1)	10.7	2.6
Non-interest income	155.7	89.1
Non-interest expense (2)	382.1	243.8
Income from continuing operations	58.1	46.2
Income from discontinued operations, net of tax	—	0.9
Net income	58.1	47.1
Selected Statistical Data:
Net interest margin (3)	3.61%	4.10%
Return on average assets (3)	0.56	0.78
Return on average tangible assets (3)	0.61	0.79
Return on average stockholders’ equity (3)	2.2	3.5
Return on average tangible stockholders’ equity (3)	3.1	3.7
Efficiency ratio	65.6	57.4
Per Common Share Data:
Diluted earnings per share	$0.18	$0.16
Dividends paid per share	0.28	0.25
Dividend payout ratio	162.2%	115.0%
Book value (end of period)	$15.63	$15.50
Tangible book value (end of period)	11.00	15.14
Stock price:
High	18.52	22.81
Low	14.29	17.56
Close (end of period)	15.60	17.73
Average diluted shares outstanding (in millions)	329.60	295.77

(1)	Includes a $4.5 million provision for the six months ended June 30, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.

(2)	Includes merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the six months ended June 30, 2008 and a $60.0 million contribution to The People’s United Community Foundation for the six months ended June 30, 2007.

(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Financial Condition Data:
General:
Total assets	$20,392	$21,107	$13,555	$13,551	$13,822
Loans	14,366	14,492	8,950	8,936	9,046
Short-term investments (1)	2,265	2,756	3,516	3,550	3,655
Securities, net	866	976	61	66	70
Allowance for loan losses	152	152	73	74	73
Goodwill and other acquisition-related intangibles	1,541	1,536	104	104	105
Deposits	14,532	15,160	8,881	8,782	9,091
Borrowings	144	148	—	—	—
Subordinated notes	180	180	65	65	65
Stockholders’ equity	5,211	5,219	4,445	4,534	4,504
Non-performing assets	86	67	26	26	18
Net loan charge-offs	2.4	2.8	3.7	1.5	3.7
Average Balances:
Loans	$14,425	$14,537	$8,869	$8,935	$9,169
Short-term investments (1)	2,433	2,666	3,551	3,536	3,236
Securities	907	1,020	64	69	70
Total earning assets	17,765	18,223	12,484	12,540	12,475
Total assets	20,492	20,893	13,446	13,516	13,399
Deposits	14,613	14,952	8,753	8,781	9,195
Total funding liabilities	14,939	15,296	8,818	8,846	9,268
Stockholders’ equity	5,202	5,214	4,439	4,507	3,975
Ratios:
Net loan charge-offs to average loans (annualized)	0.07%	0.08%	0.17%	0.07%	0.16%
Non-performing assets to total loans, REO and repossessed assets	0.60	0.46	0.29	0.29	0.20
Allowance for loan losses to non-performing loans	183	244	358	318	405
Allowance for loan losses to total loans	1.06	1.05	0.81	0.82	0.80
Average stockholders’ equity to average total assets	25.4	25.0	33.0	33.3	29.7
Stockholders’ equity to total assets	25.6	24.7	32.8	33.4	32.6
Tangible stockholders’ equity to tangible assets	19.5	18.8	32.3	32.9	32.1
Total risk-based capital (2)	17.1	24.7	33.4	35.3	35.1

(1)	Includes securities purchased under agreements to resell.

(2)	People’s United Bank’s June 30, 2008 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2008	March 31, 2008
Assets
Cash and due from banks	$585.7	$522.3
Short-term investments	1,865.1	2,385.7

Total cash and cash equivalents	2,450.8	2,908.0

Securities:
Trading account securities, at fair value	29.5	24.9
Securities available for sale, at fair value	835.3	949.8
Securities held to maturity, at amortized cost	1.4	1.4

Total securities	866.2	976.1

Securities purchased under agreements to resell	400.0	370.0

Loans:
Residential mortgage	3,494.8	3,782.2
Commercial real estate	4,856.6	4,763.6
Commercial	3,974.8	3,965.9
Consumer	2,040.0	1,980.3

Total loans	14,366.2	14,492.0
Less allowance for loan losses	(151.7)	(151.7)

Total loans, net	14,214.5	14,340.3

Bank-owned life insurance	225.0	227.2
Premises and equipment, net	267.2	269.1
Goodwill and other acquisition-related intangibles	1,541.3	1,535.9
Other assets	427.4	480.1

Total assets	$20,392.4	$21,106.7

Liabilities
Deposits:
Non-interest-bearing	$3,340.3	$3,278.8
Savings, interest-bearing checking and money market	6,161.2	6,444.2
Time	5,030.0	5,436.8

Total deposits	14,531.5	15,159.8

Borrowings:
Federal Home Loan Bank advances	15.4	17.1
Repurchase agreements	109.7	111.2
Other	18.7	20.0

Total borrowings	143.8	148.3

Subordinated notes	179.8	179.5
Other liabilities	326.2	400.5

Total liabilities	15,181.3	15,888.1

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 346.7 million shares and 345.7 million shares issued)	3.5	3.5
Additional paid-in capital	4,449.7	4,436.1
Retained earnings	1,041.8	1,049.0
Treasury stock, at cost	(60.6)	(58.2)
Accumulated other comprehensive loss	(17.3)	(4.0)
Unallocated common stock of Employee Stock Ownership Plan	(206.0)	(207.8)

Total stockholders’ equity	5,211.1	5,218.6

Total liabilities and stockholders’ equity	$20,392.4	$21,106.7

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Interest and dividend income:
Residential mortgage	$48.5	$53.0	$43.2	$44.6	$47.1
Commercial real estate	74.4	77.9	31.8	32.0	32.1
Commercial	56.9	60.6	42.3	42.7	42.0
Consumer	27.0	31.3	21.0	22.5	22.5

Total interest on loans	206.8	222.8	138.3	141.8	143.7
Short-term investments	9.4	18.9	26.0	28.6	28.1
Securities	7.4	10.1	0.9	0.9	1.0
Securities purchased under agreements to resell	3.9	3.1	15.5	18.1	14.7

Total interest and dividend income	227.5	254.9	180.7	189.4	187.5

Interest expense:
Deposits	65.8	83.7	54.0	53.5	53.8
Borrowings	0.9	1.1	—	—	0.1
Subordinated notes	3.8	3.8	1.7	1.6	1.6

Total interest expense	70.5	88.6	55.7	55.1	55.5

Net interest income	157.0	166.3	125.0	134.3	132.0
Provision for loan losses	2.4	8.3	2.9	2.5	1.8

Net interest income after provision for loan losses	154.6	158.0	122.1	131.8	130.2

Non-interest income:
Investment management fees	9.5	8.8	3.1	3.0	3.0
Insurance revenue	8.1	9.1	6.2	7.1	6.2
Brokerage commissions	4.2	4.5	3.4	3.2	3.6

Total wealth management	21.8	22.4	12.7	13.3	12.8

Bank service charges	32.4	30.7	23.7	23.7	23.7
Merchant interchange fees	7.1	6.4	—	—	—
Bank-owned life insurance	1.7	3.0	3.1	2.3	2.7
Net security gains (losses)	(0.2)	8.5	—	5.5	—
Net gains on sales of residential mortgage loans	2.2	2.0	0.6	0.8	0.9
Other non-interest income	8.4	9.3	6.0	4.6	5.4

Total non-interest income	73.4	82.3	46.1	50.2	45.5

Non-interest expense:
Compensation and benefits	86.7	89.1	56.3	53.1	54.9
Occupancy and equipment	26.1	31.6	17.1	17.3	16.2
Contribution to The People’s United Community Foundation	—	—	—	—	60.0
Professional and outside service fees	11.8	11.5	8.5	7.4	6.7
Amortization of other acquisition-related intangibles	5.3	5.2	0.2	0.3	0.3
Merger-related expenses	—	36.5	—	—	—
Other non-interest expense	33.0	45.3	17.9	17.4	17.6

Total non-interest expense	162.9	219.2	100.0	95.5	155.7

Income from continuing operations before income tax expense	65.1	21.1	68.2	86.5	20.0
Income tax expense	22.1	6.0	22.5	29.2	6.9

Income from continuing operations	43.0	15.1	45.7	57.3	13.1

Discontinued operations:
Income from discontinued operations, net of tax	—	—	0.3	0.3	0.4

Net income	$43.0	$15.1	$46.0	$57.6	$13.5

Diluted earnings per common share:
Income from continuing operations	$0.13	$0.05	$0.16	$0.20	$0.05
Income from discontinued operations	—	—	—	—	—
Net income	0.13	0.05	0.16	0.20	0.05

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	June 30, 2008	June 30, 2007
Interest and dividend income:
Residential mortgage	$101.5	$96.1
Commercial real estate	152.3	63.9
Commercial	117.5	82.6
Consumer	58.3	45.4

Total interest on loans	429.6	288.0
Short-term investments	28.3	32.1
Securities	17.5	2.1
Securities purchased under agreements to resell	7.0	14.7

Total interest and dividend income	482.4	336.9

Interest expense:
Deposits	149.5	106.1
Borrowings	2.0	0.2
Subordinated notes	7.6	3.3

Total interest expense	159.1	109.6

Net interest income	323.3	227.3
Provision for loan losses	10.7	2.6

Net interest income after provision for loan losses	312.6	224.7

Non-interest income:
Investment management fees	18.3	5.9
Insurance revenue	17.2	13.5
Brokerage commissions	8.7	7.0

Total wealth management	44.2	26.4

Bank service charges	63.1	45.8
Merchant interchange fees	13.5	—
Bank-owned life insurance	4.7	5.1
Net security gains	8.3	—
Net gains on sales of residential mortgage loans	4.2	1.6
Other non-interest income	17.7	10.2

Total non-interest income	155.7	89.1

Non-interest expense:
Compensation and benefits	175.8	106.2
Occupancy and equipment	57.7	32.7
Contribution to The People’s United Community Foundation	—	60.0
Professional and outside service fees	23.3	12.9
Amortization of other acquisition-related intangibles	10.5	0.5
Merger-related expenses	36.5	—
Other non-interest expense	78.3	31.5

Total non-interest expense	382.1	243.8

Income from continuing operations before income tax expense	86.2	70.0
Income tax expense	28.1	23.8

Income from continuing operations	58.1	46.2

Discontinued operations:
Income from discontinued operations, net of tax	—	0.9

Net income	$58.1	$47.1

Diluted earnings per common share:
Income from continuing operations	$0.18	$0.16
Income from discontinued operations	—	—
Net income	0.18	0.16

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2008			March 31, 2008			June 30, 2007
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,663.1	$9.4	2.25%	$2,279.1	$18.9	3.31%	$2,121.4	$28.1	5.30%
Securities purchased under agreements to resell	769.7	3.9	2.05	387.4	3.1	3.25	1,115.0	14.7	5.29
Securities (2)	907.3	7.4	3.25	1,019.9	10.1	3.97	70.1	1.0	5.59
Loans:
Residential mortgage	3,632.4	48.5	5.34	3,908.6	53.0	5.42	3,666.5	47.1	5.14
Commercial real estate	4,795.3	75.3	6.28	4,746.1	78.9	6.65	1,806.1	32.1	7.11
Commercial	3,987.8	56.9	5.71	3,888.8	60.6	6.23	2,425.1	42.0	6.93
Consumer	2,009.8	27.0	5.38	1,993.2	31.3	6.28	1,271.2	22.5	7.08

Total loans	14,425.3	207.7	5.76	14,536.7	223.8	6.16	9,168.9	143.7	6.27

Total earning assets	17,765.4	$228.4	5.14%	18,223.1	$255.9	5.62%	12,475.4	$187.5	6.01%

Other assets	2,726.8			2,670.1			923.3

Total assets	$20,492.2			$20,893.2			$13,398.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,172.4	$—	—%	$3,145.9	$—	—%	$2,171.6	$—	—%
Savings, interest-bearing checking and money market	6,219.5	19.0	1.22	6,282.8	24.7	1.58	3,391.9	12.3	1.45
Time	5,220.6	46.8	3.59	5,523.2	59.0	4.27	3,631.6	41.5	4.57

Total deposits	14,612.5	65.8	1.80	14,951.9	83.7	2.24	9,195.1	53.8	2.34

Borrowings:
Federal Home Loan Bank advances	16.0	0.2	5.22	18.4	0.2	4.84	—	—	—
Repurchase agreements	110.9	0.5	1.71	116.3	0.8	2.60	—	—	—
Other	19.5	0.2	3.93	23.3	0.1	1.67	7.7	0.1	5.17

Total borrowings	146.4	0.9	2.39	158.0	1.1	2.73	7.7	0.1	5.17

Subordinated notes	179.6	3.8	8.42	185.8	3.8	8.14	65.3	1.6	10.15

Total funding liabilities	14,938.5	$70.5	1.89%	15,295.7	$88.6	2.32%	9,268.1	$55.5	2.40%

Other liabilities	351.9			383.2			155.4

Total liabilities	15,290.4			15,678.9			9,423.5
Stockholders’ equity	5,201.8			5,214.3			3,975.2

Total liabilities and stockholders’ equity	$20,492.2			$20,893.2			$13,398.7

Excess of earning assets over funding liabilities	$2,826.9			$2,927.4			$3,207.3

Net interest income/spread (3)		$157.9	3.25%		$167.3	3.30%		$132.0	3.61%

Net interest margin			3.56%			3.67%			4.23%

(1)	Average yields earned and rates paid are annualized.

(2)	Average balances and yields for securities available for sale are based on amortized cost.

(3)	The FTE adjustment was $0.9 million and $1.0 million for the three months ended June 30, 2008 and March 31, 2008, respectively (none for the three months ended June 30, 2007).

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2008			June 30, 2007
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,971.1	$28.3	2.86%	$1,218.2	$32.1	5.27%
Securities purchased under agreements to resell	578.6	7.0	2.45	560.6	14.7	5.26
Securities (2)	963.6	17.5	3.63	72.1	2.1	5.65
Loans:
Residential mortgage	3,770.5	101.5	5.38	3,746.9	96.1	5.13
Commercial real estate	4,770.7	154.2	6.47	1,807.1	63.9	7.07
Commercial	3,938.3	117.5	5.97	2,394.6	82.6	6.90
Consumer	2,001.5	58.3	5.83	1,288.1	45.4	7.06

Total loans	14,481.0	431.5	5.96	9,236.7	288.0	6.24

Total earning assets	17,994.3	$484.3	5.38%	11,087.6	$336.9	6.08%

Other assets	2,698.4			922.1

Total assets	$20,692.7			$12,009.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,159.2	$—	—%	$2,148.7	$—	—%
Savings, interest-bearing checking and money market	6,251.2	43.7	1.40	3,334.3	24.3	1.46
Time	5,371.9	105.8	3.94	3,626.2	81.8	4.51

Total deposits	14,782.3	149.5	2.02	9,109.2	106.1	2.33

Borrowings:
Federal Home Loan Bank advances	17.2	0.4	5.02	0.3	—	5.07
Repurchase agreements	113.6	1.3	2.17	—	—	—
Other	21.4	0.3	2.70	6.7	0.2	5.16

Total borrowings	152.2	2.0	2.57	7.0	0.2	5.16

Subordinated notes	182.7	7.6	8.28	65.3	3.3	10.16

Total funding liabilities	15,117.2	$159.1	2.10%	9,181.5	$109.6	2.39%

Other liabilities	367.4			162.3

Total liabilities	15,484.6			9,343.8
Stockholders’ equity	5,208.1			2,665.9

Total liabilities and stockholders’ equity	$20,692.7			$12,009.7

Excess of earning assets over funding liabilities	$2,877.1			$1,906.1

Net interest income/spread (3)		$325.2	3.28%		$227.3	3.69%

Net interest margin			3.61%			4.10%

(1)	Average yields earned and rates paid are annualized.

(2)	Average balances and yields for securities available for sale are based on amortized cost.

(3)	The FTE adjustment was $1.9 million for the six months ended June 30, 2008 (none for the six months ended June 30, 2007).

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Non-accrual loans:
Commercial real estate	$31.9	$27.8	$3.7	$3.5	$0.1
Commercial	23.4	12.8	1.3	7.2	8.2
Residential mortgage	18.3	15.0	8.9	7.2	4.2
PCLC	6.4	2.7	3.1	3.0	3.9
Consumer	3.1	3.8	3.3	2.2	1.5

Total non-accrual loans (1)	83.1	62.1	20.3	23.1	17.9
Real estate owned (“REO”) and repossessed assets, net	3.3	4.9	5.8	3.1	0.5

Total non-performing assets	$86.4	$67.0	$26.1	$26.2	$18.4

Non-performing loans as a percentage of total loans	0.58%	0.43%	0.23%	0.26%	0.20%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	0.60	0.46	0.29	0.29	0.20
Stockholders’ equity and allowance for loan losses	1.61	1.25	0.58	0.57	0.40

(1)	Reported net of government guarantees totaling $6.6 million at June 30, 2008 and $5.0 million at March 31, 2008 (none for prior periods).

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(in millions)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Balance at beginning of period	$151.7	$72.7	$73.5	$72.5	$74.4
Charge-offs	(3.6)	(3.7)	(4.1)	(2.0)	(4.6)
Recoveries	1.2	0.9	0.4	0.5	0.9

Net loan charge-offs	(2.4)	(2.8)	(3.7)	(1.5)	(3.7)
Provision for loan losses	2.4	8.3	2.9	2.5	1.8
Allowance recorded in the Chittenden acquisition	—	73.5	—	—	—

Balance at end of period	$151.7	$151.7	$72.7	$73.5	$72.5

Allowance for loan losses as a percentage of:
Total loans	1.06%	1.05%	0.81%	0.82%	0.80%
Non-performing loans	183	244	358	318	405

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(in millions)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Consumer	$1.0	$1.1	$0.6	$0.5	$0.2
Commercial	0.8	1.1	2.5	0.5	3.7
Commercial real estate	0.5	—	—	(0.1)	—
PCLC	0.1	0.4	0.6	0.6	0.4
Residential mortgage	—	0.2	—	—	(0.6)

Total	$2.4	$2.8	$3.7	$1.5	$3.7

Net loan charge-offs to average loans (annualized)	0.07%	0.08%	0.17%	0.07%	0.16%